FORM 8-K
                  SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549
                           CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)   May 8, 2000

                   INTERNATIONAL SPEEDWAY CORPORATION
          (Exact name of registrant as specified in its charter)

     FLORIDA                      O-2384            59-0709342
(State or other jurisdiction   (Commission       (I.R.S. Employer
    of incorporation)           File Number)     Identification No.)

1801 WEST INTERNATIONAL SPEEDWAY BOULEVARD, DAYTONA BEACH, FLORIDA 32114
  (Address of principal executive offices)                     (Zip code)

Registrant's telephone number, including area code:   (904) 254-2700

        No Change
(Former name or address, if changed since last report)

Item 5.   Other Events.

      The Company today issued a press release which announced that its Kansas Speedway Corporation (KSC) subsidiary had been awarded three major motorsports event dates, including a NASCAR Winston Cup Series event, for the new facility's inaugural racing season in 2001. In addition, KSC will host a NASCAR Busch Series, Grand National Division event, and an Indy Racing Northern Light Series event.

     In a separate press release, Chicagoland Speedway in Joliet announced the addition of the Indy Racing Northern Light Series, the NASCAR Winston Cup Series and the NASCAR Busch Series, Grand National Division, to its inaugural season of racing in 2001. The Chicagoland Speedway is owned by Raceway Associates, LLC, which is made up of the combined interests of the Indianapolis Motor Speedway Corporation, the International Speedway Corporation and the founding owners of Route 66 Raceway, LLC. The track is located adjacent to the existing Route 66 Raceway, which opened in 1998 and will be part of the motorsports park.

Item 7.   Financial Statements and Exhibits.

(c)  Exhibits.

     Exhibit
     Number    Description of Exhibit                  Filing Status

1.   (99.1)    Press Release (Kansas)                  filed herewith
2.   (99.2)    Press Release (Chicago)                 filed herewith



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                                     SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              INTERNATIONAL SPEEDWAY CORPORATION
                                             (Registrant)

Date:   5/8/2000                     /s/ Susan G. Schandel
     _____________             __________________________________
                                Susan G. Schandel, Vice President
                                  & Chief Financial Officer